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                                                                    Exhibit 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 26, 2000 included in HeadHunter.NET, Inc.'s Form 10-K for the year ended December 31, 1999 filed with the Commission on March 30, 2000, as amended by the Company's Form 10/K-A filed with the Commission on April 6, 2000 and July 20, 2000, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
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Arthur Andersen LLP
Atlanta, Georgia
October 2, 2000